EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Paul DePond, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Quarterly Report of Notify Technology Corporation on Form 10-Q for the fiscal quarter ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

Date: August 13, 2010	By:	/s/ Paul F. DePond
Name: Paul F. DePond
Title: Chief Executive Officer
(Principal Executive Officer)

 I, Gerald W. Rice, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge, the Quarterly Report of Notify Technology Corporation on Form 10-Q for the fiscal quarter ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Notify Technology Corporation.

Date: August 13, 2010	By:	/s/ Gerald W. Rice
Name: Gerald W. Rice
Title: Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Notify Technology Corporation and will be retained by Notify Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.